Exhibit 99.1

FOR IMMEDIATE RELEASE

April 28, 2025

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2025 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended March 31, 2025 and 2024:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $316.7 million, or $4.80 per diluted share, during the first quarter of 2025, as compared to $261.8 million, or $3.82 per diluted share, during the first quarter of 2024. Net revenues increased by 6.7% to $4.100 billion during the first quarter of 2025, as compared to $3.844 billion during the first quarter of 2024.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the first quarter of 2025 was $319.5 million, or $4.84 per diluted share, as compared to $253.1 million, or $3.70 per diluted share, during the first quarter of 2024.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2025 were: (i) an unrealized after-tax loss of $3.3 million, or $.05 per diluted share ($4.3 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $0.5 million, or $.01 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2024 were: (i) a favorable after-tax impact of $9.2 million, or $.13 per diluted share, resulting from the tax benefit recorded in connection with employee share-based payments pursuant to ASU 2016-09, and; (ii) an unrealized after-tax loss of $0.4 million, or $.01 per diluted share ($0.6 million pre-tax), resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $603.9 million during the first quarter of 2025, as compared to $525.9 million during the first quarter of 2024. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $598.2 million during the first quarter of 2025, as compared to $525.8 million during the first quarter of 2024.

Acute Care Services – Three-month periods ended March 31, 2025 and 2024:

During the first quarter of 2025, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 2.4% while adjusted patient days increased by 0.3%, as compared to the first quarter of 2024. At these facilities, during the first quarter of 2025, net revenue per adjusted admission increased by 2.5% while net revenue per adjusted patient day increased by 4.7%, as compared to the first quarter of 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 6.5% during the first quarter of 2025, as compared to the first quarter of 2024.

Behavioral Health Care Services – Three-month periods ended March 31, 2025 and 2024:

During the first quarter of 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased by 1.6% while adjusted patient days decreased by 0.3%, as compared to the first quarter of 2024. At these facilities, during the first quarter of 2025, net revenue per adjusted admission increased by 7.2% and net revenue per adjusted patient day increased by 5.8%, as compared to the first quarter of 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 5.5% during the first quarter of 2025, as compared to the first quarter of 2024.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the three-month period ended March 31, 2025, our net cash provided by operating activities was $360 million as compared to $396 million during the first quarter of 2024. The $36 million net decrease in our net cash provided by operating activities consisted of: (i) a favorable change of $69 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gains on sales of assets and businesses; (ii) an unfavorable change of $144 million in accounts receivable due, in part, to delays in receipt of funds in connection with certain Medicaid supplement payment programs in various states (approximately $82 million of which related to the Nevada state directed payment program which was approved by the Centers for Medicare and Medicaid Services in April, 2025, retroactive to January 1, 2025); (iii) a favorable change of $20 million in other assets and deferred charges; (iv) a favorable change of $16 million in accrued and deferred income taxes, and; (v) $3 million of other combined net favorable changes.

Liquidity:

As of March 31, 2025, we had $1.02 billion of aggregate available borrowing capacity pursuant to our $1.3 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

Pursuant to this program, during the first quarter of 2025, we have repurchased approximately 1.0 million shares at an aggregate cost of approximately $180.6 million (average price of approximately $181 per share).

As of March 31, 2025, we had an aggregate available repurchase authorization of approximately $643.7 million pursuant to our stock repurchase program.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 29, 2025. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2024 were $15.8 billion. UHS ranked #299 on the Fortune 500; and #399 on Forbes’ list of America’s Largest Public Companies. In 2025, UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 99,300 employees and, through its subsidiaries, operates 29 inpatient acute care hospitals, 334 inpatient behavioral health facilities, 60 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2024), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs, the adoption of certain proposed reductions of federal funding for Medicaid, or reductions in other reimbursements, could cause our actual results of operations for the year ended December 31, 2025 to differ materially from our 2025 operating results forecast.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, as previously disclosed on Form 8-K on September 30, 2024, Form 10-Q for the quarterly period ended September 30, 2024 and Form 10-K for the year ended December 31, 2024; and the matter related to the Pavilion Behavioral Health System (“Pavilion”), located in Champaign, Illinois, as previously disclosed on Forms 8-K on April 1, 2024, September 30, 2024 and October 11, 2024, Forms 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and Form 10-K for the year ended December 31, 2024. We have reached an agreement in principle with respect to the Pavilion matter which is subject to the execution of a final settlement agreement and court approval of that agreement. Although the terms of the settlement are confidential, we expect that the settlement, if finalized and approved by the court, will be covered by our commercial excess insurance and our existing reserves for that matter. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m), and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2024. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2025	2024
Net revenues	$4,099,720	3,843,582

Operating charges:
Salaries, wages and benefits	1,951,104	1,842,624
Other operating expenses	1,105,752	1,032,170
Supplies expense	402,881	403,573
Depreciation and amortization	148,345	141,003
Lease and rental expense	36,813	35,450
	3,644,895	3,454,820

Income from operations	454,825	388,762
Interest expense, net	40,056	52,826
Other (income) expense, net	(5,659)	(150)
Income before income taxes	420,428	336,086
Provision for income taxes	98,800	70,264
Net income	321,628	265,822
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	4,948	3,988
Net income attributable to UHS	$316,680	$261,834

Basic earnings per share attributable to UHS (a)	$4.87	$3.90

Diluted earnings per share attributable to UHS (a)	$4.80	$3.82

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2025	2024
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$316,680	$261,834
Less: Net income attributable to unvested restricted share grants	0	(45)
Net income attributable to UHS - basic and diluted	$316,680	$261,789

Weighted average number of common shares - basic	64,970	67,204

Basic earnings per share attributable to UHS:	$4.87	$3.90

Weighted average number of common shares	64,970	67,204
Add: Other share equivalents	1,067	1,278
Weighted average number of common shares and equiv. - diluted	66,037	68,482

Diluted earnings per share attributable to UHS:	$4.80	$3.82

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2025	revenues	March 31, 2024	revenues
Net income attributable to UHS	$316,680		$261,834
Depreciation and amortization	148,345		141,003
Interest expense, net	40,056		52,826
Provision for income taxes	98,800		70,264
EBITDA net of NCI	$603,881	14.7%	$525,927	13.7%
Other (income) expense, net	(5,659)		(150)
Adjusted EBITDA net of NCI	$598,222	14.6%	$525,777	13.7%

Net revenues	$4,099,720		$3,843,582

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2025		March 31, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$316,680	$4.80	$261,834	$3.82
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	3,285	0.05	444	0.01
Impact of ASU 2016-09, net	(461)	(0.01)	(9,156)	(0.13)
Subtotal adjustments	2,824	0.04	(8,712)	(0.12)
Adjusted net income attributable to UHS	$319,504	$4.84	$253,122	$3.70

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$126,753	$125,983
Accounts receivable, net	2,411,524	2,177,751
Supplies	221,991	220,940
Other current assets	317,106	291,614
Total current assets	3,077,374	2,816,288

Property and equipment	12,905,358	12,643,283
Less: accumulated depreciation	(6,208,744)	(6,071,058)
	6,696,614	6,572,225
Other assets:
Goodwill	3,948,178	3,932,879
Deferred income taxes	133,244	118,449
Right of use assets-operating leases	409,458	418,719
Deferred charges	9,186	9,404
Other	601,376	601,785
Total Assets	$14,875,430	$14,469,749

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$40,410	$40,059
Accounts payable and other liabilities	2,092,451	2,081,479
Operating lease liabilities	75,929	74,649
Federal and state taxes	121,462	14,219
Total current liabilities	2,330,252	2,210,406

Other noncurrent liabilities	681,654	655,806
Operating lease liabilities noncurrent	368,518	376,239
Long-term debt	4,609,272	4,464,482

Redeemable noncontrolling interest	13,324	13,293

UHS common stockholders' equity	6,785,604	6,666,207
Noncontrolling interest	86,806	83,316
Total equity	6,872,410	6,749,523

Total Liabilities and Stockholders' Equity	$14,875,430	$14,469,749

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$321,628	$265,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	148,345	141,003
Gains on sales of assets and businesses	0	(3,725)
Stock-based compensation expense	21,595	19,630
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(218,374)	(74,446)
Accrued interest	11,086	3,453
Accrued and deferred income taxes	88,641	72,193
Other working capital accounts	(42,824)	(33,291)
Other assets and deferred charges	(489)	(20,307)
Other	3,811	8,897
Accrued insurance expense, net of commercial premiums paid	47,334	51,112
Payments made in settlement of self-insurance claims	(20,705)	(33,935)
Net cash provided by operating activities	360,048	396,406
Cash Flows from Investing Activities:
Property and equipment additions	(239,026)	(208,539)
Proceeds received from sales of assets and businesses	0	5,428
Acquisition of businesses and property	(8,314)	0
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(23,695)	8,319
(Increase) decrease in capital reserves of commercial insurance subsidiary	(264)	155
Net cash used in investing activities	(271,299)	(194,637)
Cash Flows from Financing Activities:
Repayments of long-term debt	(9,113)	(63,905)
Additional borrowings	152,454	12,038
Repurchase of common shares	(223,385)	(142,084)
Dividends paid	(13,534)	(13,601)
Issuance of common stock	3,658	3,241
Profit distributions to noncontrolling interests	(5,912)	(4,480)
Purchase (sale) of ownership interests by (from) minority members	4,412	(156)
Net cash used in financing activities	(91,420)	(208,947)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,645	(492)
Decrease in cash, cash equivalents and restricted cash	(1,026)	(7,670)
Cash, cash equivalents and restricted cash, beginning of period	224,752	214,470
Cash, cash equivalents and restricted cash, end of period	$223,726	$206,800
Supplemental Disclosures of Cash Flow Information:
Interest paid	$27,718	$48,116
Income taxes paid, net of refunds	$5,638	$2,671
Noncash purchases of property and equipment	$116,196	$60,125

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Three Months ended
		3/31/2025
Acute Care Services
Revenues		6.5%
Adjusted Admissions		2.4%
Adjusted Patient Days		0.3%
Revenue Per Adjusted Admission		2.5%
Revenue Per Adjusted Patient Day		4.7%

Behavioral Health Care Services
Revenues		5.5%
Adjusted Admissions		-1.6%
Adjusted Patient Days		-0.3%
Revenue Per Adjusted Admission		7.2%
Revenue Per Adjusted Patient Day		5.8%

UHS Consolidated	Three Months ended
	3/31/2025	3/31/2024
Revenues	$4,099,720	$3,843,582
EBITDA net of NCI	$603,881	$525,927
EBITDA Margin net of NCI	14.7%	13.7%
Adjusted EBITDA net of NCI	$598,222	$525,777
Adjusted EBITDA Margin net of NCI	14.6%	13.7%

Cash Flow From Operations	$360,048	$396,406
Capital Expenditures	$239,026	$208,539
Days Sales Outstanding	53	54

Debt	$4,649,682	$4,861,805
UHS' Shareholders Equity	$6,785,604	$6,256,697
Debt / Total Capitalization	40.7%	43.7%
Debt / EBITDA net of NCI (1)	2.00	2.65
Debt / Adjusted EBITDA net of NCI (1)	2.01	2.63
Debt / Cash From Operations (1)	2.29	3.54

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three Months ended

March 31, 2025 and 2024

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2025		March 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,244,062	100.0%	$2,108,045	100.0%
Operating charges:
Salaries, wages and benefits	894,101	39.8%	861,086	40.8%
Other operating expenses	630,025	28.1%	577,582	27.4%
Supplies expense	343,470	15.3%	347,130	16.5%
Depreciation and amortization	88,084	3.9%	90,283	4.3%
Lease and rental expense	25,071	1.1%	23,833	1.1%
Subtotal-operating expenses	1,980,751	88.3%	1,899,914	90.1%
Income from operations	263,311	11.7%	208,131	9.9%
Interest expense, net	2,262	0.1%	1,300	0.1%
Other (income) expense, net	(8,572)	(0.4)%	160	0.0%
Income before income taxes	$269,621	12.0%	$206,671	9.8%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2025		March 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,349,229	100.0%	$2,185,081	100.0%
Operating charges:
Salaries, wages and benefits	910,724	38.8%	861,547	39.4%
Other operating expenses	715,340	30.4%	654,983	30.0%
Supplies expense	348,393	14.8%	347,004	15.9%
Depreciation and amortization	94,647	4.0%	90,312	4.1%
Lease and rental expense	25,339	1.1%	23,833	1.1%
Subtotal-operating expenses	2,094,443	89.2%	1,977,679	90.5%
Income from operations	254,786	10.8%	207,402	9.5%
Interest expense, net	2,262	0.1%	1,300	0.1%
Other (income) expense, net	(8,267)	(0.4)%	634	0.0%
Income before income taxes	$260,791	11.1%	$205,468	9.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three Months ended

March 31, 2025 and 2024

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2025		March 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,705,862	100.0%	$1,616,241	100.0%
Operating charges:
Salaries, wages and benefits	925,537	54.3%	868,656	53.7%
Other operating expenses	321,446	18.8%	314,001	19.4%
Supplies expense	55,379	3.2%	56,709	3.5%
Depreciation and amortization	51,368	3.0%	47,597	2.9%
Lease and rental expense	11,127	0.7%	11,454	0.7%
Subtotal-operating expenses	1,364,857	80.0%	1,298,417	80.3%
Income from operations	341,005	20.0%	317,824	19.7%
Interest expense, net	1,074	0.1%	1,027	0.1%
Other (income) expense, net	(825)	(0.0)%	(676)	(0.0)%
Income before income taxes	$340,756	20.0%	$317,473	19.6%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2025		March 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,747,649	100.0%	$1,656,067	100.0%
Operating charges:
Salaries, wages and benefits	928,166	53.1%	872,196	52.7%
Other operating expenses	363,584	20.8%	347,268	21.0%
Supplies expense	55,447	3.2%	56,924	3.4%
Depreciation and amortization	51,408	2.9%	47,872	2.9%
Lease and rental expense	11,369	0.7%	11,518	0.7%
Subtotal-operating expenses	1,409,974	80.7%	1,335,778	80.7%
Income from operations	337,675	19.3%	320,289	19.3%
Interest expense, net	1,075	0.1%	1,027	0.1%
Other (income) expense, net	(825)	(0.0)%	(676)	(0.0)%
Income before income taxes	$337,425	19.3%	$319,938	19.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
March 31, 2025 and 2024
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/25	03/31/24	% change	03/31/25	03/31/24	% change

Hospitals owned and leased	28	27	3.7%	334	333	0.3%
Average licensed beds	6,854	6,657	3.0%	24,223	24,378	-0.6%
Average available beds	6,682	6,485	3.0%	24,123	24,278	-0.6%
Patient days	420,687	415,327	1.3%	1,596,888	1,608,992	-0.8%
Average daily census	4,674.3	4,564.0	2.4%	17,743.2	17,681.2	0.4%
Occupancy-licensed beds	68.2%	68.6%	-0.5%	73.2%	72.5%	1.0%
Occupancy-available beds	70.0%	70.4%	-0.6%	73.6%	72.8%	1.0%
Admissions	86,652	83,581	3.7%	117,788	119,930	-1.8%
Length of stay	4.9	5.0	-2.0%	13.6	13.4	1.5%

Inpatient revenue	$14,301,609	$12,910,102	10.8%	$2,861,570	$2,754,684	3.9%
Outpatient revenue	9,327,284	8,346,289	11.8%	274,546	278,528	-1.4%
Total patient revenue	23,628,893	21,256,391	11.2%	3,136,116	3,033,212	3.4%
Other revenue	280,437	246,251	13.9%	88,385	80,211	10.2%
Gross revenue	23,909,330	21,502,642	11.2%	3,224,501	3,113,423	3.6%
Total deductions	21,560,101	19,317,561	11.6%	1,476,852	1,457,356	1.3%
Net revenue	$2,349,229	$2,185,081	7.5%	$1,747,649	$1,656,067	5.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/25	03/31/24	% change	03/31/25	03/31/24	% change

Hospitals owned and leased	27	27	0.0%	333	333	0.0%
Average licensed beds	6,704	6,657	0.7%	24,097	23,914	0.8%
Average available beds	6,532	6,485	0.7%	23,997	23,814	0.8%
Patient days	414,738	415,327	-0.1%	1,586,691	1,584,255	0.2%
Average daily census	4,608.2	4,564.0	1.0%	17,629.9	17,409.4	1.3%
Occupancy-licensed beds	68.7%	68.6%	0.3%	73.2%	72.8%	0.5%
Occupancy-available beds	70.5%	70.4%	0.2%	73.5%	73.1%	0.5%
Admissions	85,244	83,581	2.0%	117,075	118,408	-1.1%
Length of stay	4.9	5.0	-2.0%	13.6	13.4	1.5%